                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                              ____________________

                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  APRIL 2, 2001

                              ____________________

                                  DIVINE, INC.

             (Exact name of registrant as specified in its charter)



           DELAWARE                    0-30043                   36-4301991
(State or other jurisdiction of    (Commission File            (IRS Employer
incorporation or organization)         Number)               Identification No.)


                             1301 N. ELSTON AVENUE

                            CHICAGO, ILLINOIS 60622
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code:  (773) 394-6600


                              ____________________

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On April 2, 2001, divine, inc. (the "Company") consummated its previously announced acquisition of certain assets from marchFIRST, Inc., including primarily its former Whittman-Hart operations and its iCampus training and technology unit, and related accounts receivable with a face value of approximately $35,182,000. The acquired business is held by a newly-formed subsidiary of the Company called divine/Whittman-Hart, Inc. The Company paid to marchFIRST approximately $6.25 million in cash and divine/Whittman-Hart issued to marchFIRST a $27.75 million balloon note, payable in five years but accelerated to the extent of 50% of free cash flow from its operations and which is secured by the assets of divine/Whittman-Hart, and assumed up to $10.65 million of accrued compensation and benefit obligations for the employees transferred with the acquired businesses. The promissory note is not guaranteed by the Company, but the terms of the promissory note restrict payments from divine/Whittman-Hart to the Company. marchFIRST also is eligible to receive up to an aggregate of $39.05 million in bonus payments of 50% of free cash flow from divine/Whittman-Hart during the next five years to the extent the promissory note is pre-paid.

     In a separate transaction, on April 12, 2001 the Company consummated its previously announced acquisition of certain other assets from marchFIRST, including its SAP implementation practice, its value-added reseller business, certain of its Asian joint ventures, the assets of its BlueVector venture capital arm, and related accounts receivable with a face value of approximately $109,118,000. The Company paid to marchFIRST $6.25 million in cash and divine/Whittman-Hart issued a similar promissory note in the principal amount of $29.75 million, assumed up to $3.65 million of accrued compensation and benefit obligations for transferred employees, and agreed to make similar bonus payments in the maximum amount of $15.95 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     Historical and pro forma financial statements relating to the acquired assets are not required and will not be filed.

Exhibits.

     The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2001

                                          divine, inc.



                                          By:  /s/ Michael P. Cullinane
                                             -----------------------------------
                                               Michael P. Cullinane
                                               Executive Vice President, Chief
                                               Financial Officer, and Treasurer
                                  divine, inc.
                                  ------------

                                 Exhibit Index
                                 -------------



   Exhibit
   Number           Description of Exhibit
   ------           ----------------------

   2.1 Asset Purchase Agreement, dated and consummated as of April 2, 2001, by and among marchFIRST, Inc., marchFIRST Consulting, Inc., and WH Acquisition Corp., and related documents.

   2.2 Asset Purchase Agreement, dated as of April 2, 2001 and consummated as of April 12, 2001, by and among marchFIRST, Inc., marchFIRST Consulting, Inc., and WH Acquisition Corp., and related documents.

   2.3 Agreement, dated April 16, 2001 by the registrant to furnish supplementally copies of omitted schedules.